Exhibit 5.1

SIDLEY AUSTIN LLP 555 CALIFORNIA STREET, SUITE 2000 SAN FRANCISCO, CALIFORNIA 94104 PHONE: +1 415 772 1200 FAX: +1 415 772 7400 AMERICA • ASIA PACIFIC • EUROPE

August 30, 2023

IO Biotech, Inc.

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by IO Biotech, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of 74,131,294 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which includes 37,065,647 shares of Common Stock (the “Common Shares”) that are issued and outstanding and 37,065,647 shares of Common Stock (the “Warrant Shares” and, collectively with the Common Shares, the “Shares”) that may be issued upon the exercise of issued and outstanding warrants (the “Warrants”). The Shares may be offered and sold by the selling stockholders named in the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Certificate of Incorporation, as amended, of the Company filed with the Secretary of State of the State of Delaware, the bylaws, as amended, of the Company, the Warrants and the resolutions adopted by the board of directors of the Company and the finance committee thereof established by such board relating to the Registration Statement and the issuance of the Warrants and the Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (CA) LLP is a limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

IO Biotech, Inc.

August 30, 2023

Based on the foregoing, and subject to the other qualifications and limitations set forth herein, we are of the opinion that:

1.     the Common Shares are validly issued, fully paid and non-assessable.

2.     The Warrant Shares, when duly issued and delivered in accordance with the terms of the Warrants (including the payment of the applicable exercise price), will be validly issued, fully paid and non-assessable.

In rendering the opinion set forth above, we have assumed that at the time of the issuance of any Shares upon exercise of any Warrant there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Company’s certificate of incorporation as in effect at such time.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP